UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

River Hawk Aviation, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 2, 2007, the Board of Directors of River Hawk Aviation, Inc. (the “Company”) appointed Carroll Smith to its Board of Directors. Mr. Mr. Smith is a 50-year veteran of the aviation industry and currently serves as the President of Profile Aviation Center, Inc. and Profile Aviation Services, Inc. of North Carolina. Previously, Mr. Smith held positions including flight operations director, vice presidencies of maintenance, pilot and chief pilot, and lead mechanic.

Profile Aviation Center, Inc. is a full service fixed base operator at Hickory Regional Airport of Hickory, North Carolina and provides aircraft parking, tie down, hangar, fueling, aircraft rental and training, and aircraft charter services. Profile Aviation Center’s maintenance facility operates as an FAA approved repair station to service and maintain single and multi engine piston powered aircraft as well as single and multi engine turbine and jet aircraft.

The Board does not expect to name Mr. Smith to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
99.6	Press Release issued April 02, 2006	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    River Hawk Aviation, Inc.
                                    (Company)

/s/_Calvin Humphrey______________
By: Calvin Humphrey
Its: President, CEO
Date: April 2, 2007